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                                                               EXHIBIT 23.2

                        CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in each Prospectus constituting part of each Post-Effective Amendment No. 1 on Form S-3 to Form S-16 Registration Statement (Registration Nos. 2-62247 and 2-65638) and in each Prospectus constituting part of each Form S-3 Registration Statement or Post-Effective Amendment (Registration Nos. 33-3027, 33-16674, 33-19035, 33-40196 and 33-58741) and in each Form S-8 Registration Statement or Post-Effective Amendment (Registration Nos. 33-21506, 33-40199, 33-37548, 33-28064, 33-15639, 33-61986, 33-51121, 333-26361 and 333-32393) and use in
the Prospectus constituting part of this Registration Statement on Form S-4 of Ball Corporation of our report dated January 28, 1998, except as to the note, "Subsequent Event," which is as of February 4, 1998 relating to the financial statements of Ball Corporation, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PricewaterhouseCoopers LLP
Indianapolis, Indiana
December 17, 1998